Exhibit 10.2

LEASE AGREEMENT

GEORGIA, DECATUR COUNTY

THIS AGREEMENT made and entered into between Martin Sublease, LLC of Decatur County, Georgia, hereinafter called Lessor

AND

The Money Tree Inc. of Decatur County, Georgia, hereinafter called Lessee.

WITNESSETH

For and in consideration of the rents to be paid as hereinafter stipulated, Lessor rents, lets and leases to Lessee the following described property to-wit:

Building located at                                         , hereinafter called “premises”.

Upon the following terms and conditions:

TERM

For a term of                      years beginning                      and ending                     .

RENT

A monthly rent of $                     per month, cash in advance for each month, beginning                     .

INSURANCE

The Lessee shall carry insurance on the building in an amount equal to the appraisal or market value of said property. Insurance must be sufficient to insure Lessor against any financial loss. Said insurance premiums shall be paid by the Lessee. Lessee shall be liable for and shall hold Lessor harmless in respect of damage or injury to the leased property, or the person or property of Lessee, or the person or property of Lessee’s other guests, family members, licensees, customers or anyone else, if due to act or neglect of Lessee or anyone in Lessee’s control.

TAXES

All taxes are to be paid by the Lessee.

IMPROVEMENTS

Lessee shall not make improvements or alterations upon premises without written authorization of Lessor. Lessee shall be responsible for all repairs to the premises.

PARTIES

This Agreement shall bind the heirs, administrators, executors, and assigns of both parties.

WITNESS THIS DAY, the parties signed below have caused this Agreement to be executed on this                      day of                     .

Signed, sealed and delivered in the presence of:	MARTIN SUBLEASE, LLC

Witness	Derek Martin Manager

Notary Public

Signed, sealed and delivered in the presence of:	THE MONEY TREE, INC.

Witness	Brad Bellville President

Notary Public